Exhibit 3.1

BY-LAWS

OF

ORLEANS HOMEBUILDERS, INC.

As of August 26, 2004

ARTICLE I. Offices.

          1.1     Registered Office. The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the Agent in charge thereof shall be The Corporation Trust Company. The Corporation may also have offices at such other places within or without of the State of Delaware as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

          1.2     Principal Offices. The registered office of the Corporation in the State of Delaware need not be identical with the principal office, and may be changed from time to time as the Board of Directors may determine.

ARTICLE II. Stockholders.

          2.1     Annual Meeting. The annual meeting of the stockholders shall be held on the third Friday of October in each year, at such hour and place as may be designated by the Chairman of the Board. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the annual meeting has not been held during a calendar year, it may be called by the following procedure set forth in Section 2.2 hereof.

          At the annual meeting, the stockholders shall elect Directors for the ensuing year and may transact such other business as may properly come before the meeting.

          2.2     Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board or the President, or by resolution of the Board of Directors. Upon written request of any person or persons who have duly called a special meeting, the Secretary shall fix the date of the meeting to be held not more than ninety (90) days after receipt of the request and give due notice thereof to the stockholders entitled to vote thereat. If the Secretary shall neglect or refuse to fix such date or give such notice, the person or persons calling the meeting may do so.

          2.3     Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual or special meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be at the principal office of the Corporation in the State of Delaware.

          2.4     Notice of Meeting. Written notice shall, unless otherwise provided by statute, be given to stockholders entitled to vote at the meeting who are stockholders as of the record date as provided in Section 2.6 hereof, not less than ten (10) nor more than fifty (50) days before the date of the meeting to the address of the stockholder appearing on the books of the Corporation, or supplied by the stockholder to the Corporation for the purpose of notice. Such notice shall state the place, date and hour of the meeting. When required by these By-Laws or by statute such notice shall also state the general nature of the business to be transacted.

          2.5     Sufficiency of Notice. Any notice required hereunder shall be deemed to have been given to the person entitled thereto (a) if sent by mail, when deposited in the United States mail, post prepaid, or (b) when lodged with a telegraph office for transmission with charges prepaid, or (c) when delivered personally.

          Whenever notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before or after the time stated, shall be deemed equivalent to the giving of such notice. Attendance of a person at any meeting, either in person or by proxy, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express and stated purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

          2.6     Record Date. The Board of Directors may fix in advance a date as the record date for the determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders or stockholders entitled to receive payment of any dividend or distribution, or in order to make a determination of stockholders for any other proper purpose, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date for which such determination of stockholders is necessary or proper. If no record date is fixed for the determination of stockholders entitled to receive notice of, or to vote at, a meeting of stockholders, or stockholders entitled to receive payment of a dividend or such other entitlement, the date next preceding the date on which notice of the meeting is mailed, or the date next preceding the date on which the resolution of the Board of Directors declaring such dividend or other entitlement is adopted, as the case may be, shall be the record date for such determination of stockholders.

          2.7     Voting List. The officer or agent having charge of the transfer book for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours, and shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any stockholder during the whole time of the meeting.

          2.8     Quorum. Except as otherwise required by law, the presence of stockholders, in person or by proxy, entitled to cast at least a majority of the votes which all Common stockholders (plus such other stockholders who may from time to time be entitled to vote with the holders of Common Shares) are entitled to cast shall constitute a quorum. With respect to the consideration of any particular matter as to which the stockholders of any class or series shall be entitled to cast a vote separate from the vote of the Common stockholders, the presence of stockholders, in person or by proxy, entitled to cast at least a majority of the votes which all such class or series of stockholders are entitled to cast on such particular matter shall constitute a quorum of such class or series of stockholders for the purpose of considering such matters. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine. A meeting at which Directors are to be elected, however, shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each, until such Directors have been elected. Except as otherwise provided by law, whenever a meeting called for any purpose has been adjourned for lack of a quorum, the presence of stockholders, in person or by proxy, entitled to cast at least one-third of the votes which each such class or series of stockholders is entitled to vote at the reconvened meeting, although less than a quorum as fixed in these By-Laws or in the Certificate of Incorporation or by statute, shall nevertheless constitute a quorum.

          2.9     Acts of Stockholders. Unless a greater or different vote shall be required as to a particular matter by the Certificate of Incorporation or by these By-Laws or by applicable statute, an act authorized by the vote of a majority of those Common Shares (plus such other shares which may from time to time be entitled to vote with the Common Shares) present in person or by proxy at a duly organized meeting shall be the act of the stockholders.

          2.10     Adjournment. Adjournment or adjournments at any annual or special meeting may be taken as may be directed by a majority of votes cast by the stockholders present in person or by proxy entitled to cast the votes which the Common stockholders (plus such other stockholders who shall at the time be entitled to vote with the holders of the Common Shares on the matters to be considered at the meeting), may cast, but any meeting at which Directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each, until such Directors have been elected. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting other than an announcement at the meeting at which such adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          2.11     Proxies. At all meetings of stockholders, a stockholder entitled to vote on a particular matter may vote in person or may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the stockholder, or by his duly authorized attorney in fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of the proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. The Secretary may treat any proxy delivered to him as valid, unless before the vote is counted or the authority is exercised, written notice of any invalidity, together with such supporting information as shall enable a judgment to be rendered, is given to the Secretary.

          2.12     Voting Rights. Unless otherwise provided in the Certificate of Incorporation or in a duly filed statement establishing the rights of classes or series, only the holders of Common Stock shall be entitled to vote at a meeting of the stockholders and every stockholder having the right to vote shall be entitled to one vote for every share of Common Stock standing in his name on the books of the Corporation.

          2.13     Nomination of Directors

          Nominations for the election of Directors may be made by the Board of Directors, by a committee appointed by the Board of Directors with authority to do so or by any stockholder of record owning at least 1% of the stock entitled to vote in the election of Directors who is a stockholder at the record date of the meeting and also on the date of the meeting at which Directors are to be elected; provided, however, that with respect to a nomination made by a stockholder, such stockholder must provide timely written notice to the Secretary of the Corporation in accordance with the requirements set forth below.

          To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal execute offices of the Corporation addressed to the attention of the Secretary (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 120 days nor more than 150 days prior to the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting, (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, a reasonable time (as determined by the Board of Directors in its discretion) before the Corporation begins to print and mail its proxy material for such meeting, or (iii) in the case of a special meeting of stockholders called for the purpose of electing directors, a reasonable time (as determined by the Board of Directors in its discretion) before the date of such meeting; and

          Each such written notice must set forth: (i) the name and address of the stockholder who intends to make the nomination (“Nominating Stockholder”); (ii) the name and address of the beneficial owner, if different than the Nominating Stockholder, of any of the shares owned of record by the Nominating Stockholder (“Beneficial Holder”); (iii) the number of shares of each class and series of shares of the Corporation’s stock which are owned of record and beneficially by the Nominating Stockholder and the number which are owned beneficially by any Beneficial Holder; (iv) a description of all arrangements and understandings between the Nominating Stockholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; (v) the name and address of the person or persons to be nominated; (vi) a representation that the Nominating Stockholder is at the time of giving of the notice, was or will be on record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (vii) such other information regarding each nominee proposed by the Nominating Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (viii) the written consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge the nomination of any person which the presiding officer determines is not made in compliance with the foregoing procedure.

          Unless nominations shall have been made as aforesaid, they shall not be considered at such stockholders’ meeting unless the number of persons nominated as aforesaid, or nominated and still able or willing to be nominees, shall be fewer than the number of persons to be elected as Directors at such meeting, or unless persons duly nominated shall have failed to be elected at such meeting and the persons elected as Directors shall be fewer than the number of persons to be elected as Directors at such meeting, in which events nominations may be made at the stockholders’ meeting by any person entitled to vote in the election of Directors.

          2.14     Election by Ballot. The election of Directors shall be by ballot upon demand, before the voting begins, by a stockholder entitled to vote at such election. Unless so demanded voting need not be by ballot.

          2.15     Judges of Election. In advance of any meeting of stockholders, the Board of Directors may appoint Judges of Election, who need not be stockholders, to act at such meeting or any adjournment thereof. The number of Judges shall be one or three. The Judges of Election shall apprise themselves of the number of shares outstanding and the voting power of each; tabulate the shares represented at the meeting; the existence of a quorum; determine the authenticity, validity and effect of proxies; hear and determine all challenges and questions arising in connection with the right to vote; receive, count and tabulate all votes or ballots, and determine the result; and do such other acts as may be necessary and proper to conduct the election or vote with fairness to all stockholders. On request of the Chairman of the Meeting, or of any stockholder or his proxy, the Judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. If there be three Judges of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision and/or certificate of all. Any report or certificate made by the Judges of Election shall be prima facie evidence of the facts stated therein.

ARTICLE III. Board of Directors.

          3.1     Number, Tenure and Qualifications. The business and affairs of the Corporation shall be managed by its Board of Directors (sometimes referred to herein as the "Board"). The number of Directors which shall constitute the whole Board shall be such as from time to time is fixed by the Board of Directors, but in no case shall there be more than fifteen (15) or less than five (5) Directors. The Directors shall be natural persons of full age and need not be stockholders in the Corporation.

          3.2     Powers and Authorization. In addition to the powers and authority expressly conferred by these By-Laws, the Board of Directors may exercise all of the powers of the Corporation and do all lawful acts not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done only by the stockholders. The Board shall have the power to delegate any of the powers exercised or exercisable by the Board to any standing or special committee, or to any officer or agent, or to appoint any person to be the agent of the Corporation, with such powers, including the power to subdelegate, and upon such terms as the Board shall deem appropriate.

          3.3     Meetings. Meetings of the Board of Directors shall be held at such times and places either within or without the State of Delaware, as may be fixed by Resolution of the Board, or by the President, or upon written demand of any three Directors.

          3.4     Notice. Notice of a meeting of Directors or of any Committee of the Board of Directors shall be delivered at least one day prior to such meeting by oral, telegraphic or written notice. If mailed, such notice shall be deemed to be delivered on the day following the day deposited in the United States mail, addressed to the Director at his business address, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered on the day the telegram is delivered prepaid to the telegraph company, addressed to the Director at his business office. Notice of a meeting need only state the place, day and hour of the said meeting.

          A Director may waive notice of any meeting in a writing signed either before or after the time stated. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

          3.5     Quorum. A majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

          Directors shall be deemed present at a meeting of the Board of Directors if by means of conference telephone or similar communications equipment all persons participating in the meeting can hear each other.

          The act of the majority of Directors voting at a meeting at which a quorum is present shall be the act of the Board of Directors.

          3.6     Unanimous Consent. Any action which may be taken at a meeting of the Directors, or by action of the members of the Executive Committee or by the members of any other committee appointed by the Board, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the Directors or the members of the committee, as the case may be, and filed with the Secretary of the Corporation.

          3.7     Compensation. Directors as such need not receive any compensation for their services. By Resolution of the Board, a stated salary may be fixed for the Directors, or a fixed sum for, and expenses of, attendance may be allowed for attendance at each annual, regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any Director from serving the Corporation as a member of a committee or an officer or in any other capacity and receiving compensation therefor.

          3.8     Committee of the Board. The Board may, by resolution adopted by a majority of the whole Board, delegate two or more of its number to constitute (a) an Executive Committee which, unless otherwise provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation, and (b) any other committee or committees which shall have such powers of the Board as authorized by such resolution.

          Members of any such committee or committees shall hold office for such period as may be prescribed by the vote of a majority of the whole Board of Directors, subject, however, to removal at any time by the vote of a majority of the whole Board of Directors. Vacancies in membership of any such committee or committees shall be filled by a majority vote of the whole Board of Directors. Each such committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by Section 3.6 of these By-Laws, each such committee shall keep regular minutes of its proceedings and report the same to the Board when required.

          The presence in person or as hereafter provided of one-half (1/2) of the members of the Executive Committee or any other committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those members of such committee voting at a meeting at which a quorum is present shall be the act of the committee. Members of the Executive Committee or any other committee shall be deemed as being present at a meeting of such committee if by means of conference telephone or similar communications equipment all persons participating in the meeting can hear each other.

          3.9     Removal of Directors. Any individual Director may be removed from office without assigning any cause by the vote of stockholders entitled to cast at least a majority of votes which all stockholders would be entitled to cast at any annual election of Directors.

          The entire Board of Directors may be removed from office without assigning any cause by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders would be entitled to cast at any annual election of Directors.

          The Board of Directors may declare vacant the office of a Director if he be declared of unsound mind by an order of court, or convicted of a felony or other crime, or for any other proper cause.

          3.10     Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority vote of the remaining members of the Board though less than a quorum. A Director elected to fill a vacancy shall be a Director until a successor is elected by the stockholders, who shall make such election at the next annual meeting of the stockholders or any special meeting duly called for that purpose and held prior thereto.

ARTICLE IV. Officers.

          4.1     Executive Officers. The Executive Officers of the Corporation shall be chosen by the Directors and shall be a Chairman of the Board, Vice Chairman of the Board, President, Secretary and Treasurer. The Board of Directors may also choose an Executive Vice President, one or more Vice Presidents and such officers and agents as shall be necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

          4.2     Qualifications. Any number of offices may be held by the same person. The President and Secretary shall be natural persons of full age. The Treasurer, if a natural person, shall be of full age. It shall not be necessary for the officers to be Directors.

          4.3     Salaries. The salaries of the President, the Chairman of the Board, the Vice Chairman of the Board, the Executive Vice President, any Vice President, the Secretary and the Treasurer of the Corporation shall be fixed by the Board of Directors.

          4.4     Term of Office; Removal. The officers of the Corporation shall hold office for one year and until their successors are elected and qualified.

          Notwithstanding the foregoing, every officer and agent may be removed at any time by the Board of Directors, without assigning any cause therefor.

          4.5     Duties of the Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Corporation. He shall have such powers and duties as may be assigned to him from time to time by resolution of the Board of Directors. The Board of Directors may, by resolution, grant the Chairman of the Board such powers and privileges as may be expressly assigned by other provisions of these By-Laws to the President, in which event the Chairman of the Board shall be entitled, if he so chooses, to exercise such concurrent powers and privileges.

          4.5A     Duties of the Vice Chairman. The Vice Chairman of the Board shall have all of the powers and duties which are granted herein to the Chairman of the Board in the event that the Chairman of the Board is absent or in the event the office of Chairman of the Board becomes vacant for any reason until such time as the Chairman of the Board is able to exercise his powers and to perform his duties or until such vacancy is filled. In addition, he shall have such powers and shall perform such duties as may be assigned to him by the Chairman of the Board or the Board of Directors.

          4.6     Duties of the President. The President shall be the Chief Operating Officer of the Corporation and shall have such powers and duties as may be assigned to him from time to time by resolution of the Board of Directors or by the Chairman of the Board.

          4.7     Duties of the Executive Vice President. The Executive Vice President shall have all of the powers and duties which are granted herein to the President in the event that the President is absent or in the event the presidency becomes vacant for any reason until such time as the President is able to exercise his powers and to perform his duties or until such vacancy is filled. In addition, he shall have such powers and shall perform such duties as may be assigned to him by the President or the Board of Directors.

          4.8     Duties of the Vice President. Each Vice President shall have such powers and shall perform such duties as may be assigned to him by the President or Board of Directors.

          4.9     Duties of Secretary. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board or President affix the same to any instrument requiring it.

          4.10     Duties of the Treasurer. The Treasurer shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation; he shall receive and give or cause to be given receipts and acquitances for money paid in on account of the Corporation and shall pay out of the funds on hand all just debts of the Corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in the books of the Corporation to be kept for that purpose full and accurate accounts of all monies received and paid out on account of the Corporation and, whenever required by the President or the Board, he shall render to the President and Board, at the regular meetings of the Board, or whenever they may require it, a statement of his cash accounts and an account of all his transactions as Treasurer and of the financial condition of the Corporation; he shall keep or cause to be kept such other books as will show a true record of expenses, losses, gains, assets and liabilities of the Corporation; he shall, unless otherwise determined by the Board, have charge of the original stock books, transfer books and stock ledgers and act as transfer agent in respect to the stock securities of the Corporation; and he shall perform all the other duties incident to the office of Treasurer of a corporation. He shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

          4.11     Vacancies. If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office at the pleasure of the Board.

ARTICLE V. Indemnification.

          5.1     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          5.2     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          5.3     For purposes of indemnification eligibility under Sections 5.1 and 5.2 hereof, and without limiting the foregoing, service as a director, officer, employee, committee member, or agent, in a corporation, partnership, joint venture, trust or other enterprise, 50% or more of the voting stock or equitable interest of which shall be owned by this Corporation, shall be deemed to be service at the request of the Corporation, unless the Board of Directors shall otherwise determine.

          5.4     To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.1 and 5.2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          5.5     Any indemnification under Sections 5.1 and 5.2 hereof (unless ordered by a court) shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 5.1 and 5.2 hereof. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          5.6     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 5.

          5.7     The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          5.8     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. Such insurance may be in addition to any other insurance or benefit which the Board of Directors may from time to time determine to be appropriate.

          5.9     For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          5.10     For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

          5.11     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VI. Corporate Records and Statement.

          6.1     Records. There shall be kept at the principal office of the Corporation an original or duplicate record of the proceedings of the stockholders and of the Directors, and the original or copy of its By-Laws, including all amendments or alterations thereto to date. An original or duplicate share register shall also be kept at the principal office or at the office of its transfer agent or registrar, giving the names of the stockholders, their respective addresses, and the number and classes of shares held by each. The Corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its principal office.

          6.2     Annual Statement. The President and Board of Directors shall present at each annual meeting of stockholders such statement of the business and affairs of the Corporation for the preceding year as they shall deem appropriate.

ARTICLE VII. Share Certificates, Transfer of Stock, Dividends, Etc.

          7.1     Issuance. The Board of Directors shall have the power, by resolution duly adopted, to issue from time to time, in whole or in part, the kinds or classes of shares authorized in the Certificate of Incorporation. Share certificates shall bear the signature of the Chairman of the Board or the Vice Chairman of the Board or the President and the signature of the Secretary and the corporate seal, which may be a facsimile, engraved or printed. Where such certificate is signed by a transfer agent or a registrar, the signatures of the Chairman of the Board or President and the signature of the Secretary on such certificate may be a facsimile, engraved or printed.

          7.2     Transfers of Shares. Transfer of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer need be made inconsistent with the provisions of the Uniform Commercial Code or other applicable Federal, State or Local Law.

          No transfer or assignment shall affect the right of the Corporation to pay any dividend due upon the stock, or to treat the registered holder as the holder in fact, until such transfer or assignment is registered on the books of this Corporation.

          7.3     Closing of the Books. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period not exceeding sixty (60) days, and in such case, written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each stockholder of record at the address appearing on the records of the Corporation as supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon.

          7.4     Absolute Owner. The Corporation shall be entitled to treat the registered holder of any shares as the absolute owner thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share, on the part of any other person, whether or not it shall have express or other notice thereof.

          7.5     Lost, Destroyed or Mutilated Certificates. In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

ARTICLE VIII. Miscellaneous Provisions.

          8.1     Signatures on Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

          8.2     Securities of Other Corporations. The President, or the Secretary, shall have full power to vote, appoint proxies, or otherwise perform any act as a stockholder with respect to any shares or other securities of any corporation owned by this Corporation, including the power to sell, convert, exchange, pledge or encumber such securities.

          8.3     Fiscal Year. The fiscal year shall begin the first day of July of each year.

          8.4 Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "Corporate Seal-1969-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX. Amendments.

          9.1     These By-Laws may be altered, amended or repealed by a majority of the members of the Board of Directors, or by the holders of a majority of those Common Shares (plus such other shares as may then be entitled to vote with the Common Shares) present in person or by proxy at any regular or special meeting duly organized.